UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

MIAMI DAYS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	333-183814	80-0832746
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 Bay Road, Suite 924
Miami, Florida  33139

 (Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (305)-096-54410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act

      (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act

     (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

     Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

      Act (17 CFR240.13e-4(c))

ITEM 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02- Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 15, 2013, Bojan Didic resigned as secretary of the Company. As such, we have appointed Sara Ilic as secretary to the Company.

Sara Ilic attended a school of economics, department of economics, low and administration and obtained title of economic technician in 2005.  From 2007 to 2011 studied iconography on Academy of arts and conservatory in Belgrade, Serbia, and obtained higher education degree with academic title Graduated Iconographer. During the same period attended courses of higher-level English and German at the Institute of foreign languages, Belgrade. From 2009 to 2010 worked as illustrator for the magazine “Zvonce” (Publisher: Patriarchate of Serbia). In 2010 held a job as administrator in an agency of layout and calligraphy design. From 2011 to 2013 worked as customer care representative with main activities to provide support with customer queries and other related tasks including outbound telemarketing calls.

Ms. Sara Ilic replaces Mr. Bojan Didic, who has resigned as secretary but remains a President, Treasurer and Director of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2013

MIAMI DAYS CORP.

 By: /s/ Bojan Didic

 President, Director